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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 12, 1999
                Date of Report (Date of earliest event reported)

                           RJR NABISCO HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

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
              DELAWARE                              1-10215                             13-349-0602
    (State of other jurisdiction                  (Commission                          (IRS employer
         of incorporation)                         file no.)                        identification no.)
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
       1301 AVENUE OF THE AMERICAS                           10019
           NEW YORK, NEW YORK
(Address of principal executive offices)                  (Zip code)
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                                 (212) 258-5600
                         Registrant's telephone number,
                              including area code
                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

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ITEM 5. OTHER EVENTS.

    As previously disclosed, RJR Nabisco Holdings Corp. (which will shortly be renamed Nabisco Group Holdings Corp. and which this document refers to as NGH) and several of its subsidiaries have recently completed a series of dispositions and reorganization transactions constituting a fundamental restructuring of their businesses and capital structures, including, among other things:

    - On May 12, 1999, RJR Nabisco, Inc. and R. J. Reynolds Tobacco Company (which this document refers to as Reynolds Tobacco) completed the sale of the international tobacco business to Japan Tobacco Inc. for $8 billion, including the assumption of approximately $200 million of net debt, except to the extent that local regulatory approvals for this sale are still pending. As a result of this sale, Reynolds Tobacco's only cigarette market will be the United States and its territories, commonwealths, protectorates and possessions. This document refers to RJR Nabisco, Inc. (which has subsequently been renamed R.J. Reynolds Tobacco Holdings, Inc.) as RJR.

    - On May 12, 1999, the board of directors of NGH declared a dividend of 100% of the common stock of RJR to record holders of NGH common stock as of May 27, 1999, the record date for the distribution. In the distribution, those NGH stockholders will receive one share of RJR common stock for every three shares of NGH common stock that they hold. The distribution is intended to be tax-free for United States federal income tax purposes. Currently, NGH expects the distribution to occur on or about June 14, 1999. After the completion of the distribution, NGH's sole asset (besides cash on hand) will be 100% of the outstanding Class B Common Stock of Nabisco Holdings Corp. (which this document refers to as Nabisco). The Class B Common Stock currently represents approximately 80.5% of the economic interest and approximately 97.7% of the voting interest in Nabisco. For more information about the distribution, stockholders should refer to the Information Statement of RJR dated May 19, 1999, which is filed as Exhibit 99.1 to the Registration Statement of RJR on Form 8-A dated May 19, 1999.

    - On May 18, 1999, RJR transferred the Class B Common Stock in Nabisco, together with approximately $1.6 billion in net cash proceeds from the international tobacco sale, to NGH through a merger transaction. In the merger transaction, RJR was renamed "R.J. Reynolds Tobacco Holdings, Inc.".

    Upon completion of the distribution of the RJR common stock, NGH will be renamed "Nabisco Group Holdings Corp." and continue to exist as a holding company, owning approximately 80.5% of Nabisco. The re-named Nabisco Group Holdings Corp. (symbol: NGH) and Nabisco (symbol: NA) will each continue to trade as separate listed companies on The New York Stock Exchange. Shares of RJR (symbol: RJR), as owner of 100% of Reynolds Tobacco, will also trade separately on that exchange under its new name R.J. Reynolds Tobacco Holdings, Inc.

    As a result of the above transactions the financial statements of NGH have been restated to reflect Reynolds International's, corporate headquarters' and Reynolds Tobacco's account balances and activities as discontinued operations. These financial statements are included as Exhibits 99.1 and 99.2 of this document.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

27.1 RJR Nabisco Holdings Corp. Financial Data Schedule for the year ended December 31, 1998.

27.2 RJR Nabisco Holdings Corp. Financial Data Schedule for the year ended December 31, 1997.

27.3 RJR Nabisco Holdings Corp. Financial Data Schedule for the year ended December 31, 1996.

27.4 RJR Nabisco Holdings Corp. Financial Data Schedule for the three months ended March 31, 1999.

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27.5  RJR Nabisco Holdings Corp. Financial Data Schedule for the three months ended March 31, 1998.

99.1 Restated Audited Consolidated Financial Statements of Nabisco Group Holdings Corp. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

99.2 Restated Consolidated Condensed Financial Statements of Nabisco Group Holdings Corp. at March 31, 1999 and December 31, 1998 and for the three months ended March 31, 1999 and 1998.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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                                RJR NABISCO HOLDINGS CORP.

                                By:  /s/ H. COLIN MCBRIDE
                                     -----------------------------------------
                                     Name: H. Colin McBride
                                     Title:  Senior Vice President, Secretary
                                     and
                                     Associate General Counsel
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June 3, 1999

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